UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

525 S. Hewitt Street, Los Angeles, California	90013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously reported by OriginClear, Inc. (the “Company”), the Company has commenced an offering under Regulation 506c of Regulation D (the “Private Placement”) of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the Company shall sell units of its securities (the “Units”) with each Unit consisting of (i) one restricted share of its common stock (ii) a Class A Warrant to purchase one share of its common stock, (iii) a Class B Warrant to purchase one share of its common stock and (iv) a Class C Warrant to purchase one share of its common stock to qualified investors. The securities offered in the Private Placement will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On September 29, 2017, the Company amended the Private Placement to lower the price per Unit from $0.05 per Unit to $0.025 per Unit and has extended this to those subscriptions already received. As a result, the Company issued an aggregate of 9,240,000 additional shares of the Company’s common stock and warrants to purchase, at exercise prices between $0.035 and $0.12, an additional aggregate amount of 21,238,571 shares to previous subscribers in the Private Placement.

On October 5, 2017, the Company further amended the Private Placement to include a fourth Class D Warrant to purchase shares of common stock at an exercise price of $0.035. The Warrant expires on March 1, 2018 and will be provided to qualified investors who invest a minimum aggregate of $50,000 in the Private Placement.

The securities referenced above were offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, and Rule 506(c) of Regulation D promulgated under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities

Private Placement

Between September 20, 2017 and September 28, 2017, the Company sold, in the Private Placement, an aggregate of 600,000 shares of its common stock to accredited investors for an aggregate consideration of $30,000.

Consultant Issuances

On September 29, 2017, the Company issued to consultants an aggregate of 2,068,222 shares of the Company’s common stock in lieu of cash consideration.

The securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act.

Conversion of Series B Preferred Stock

On October 3, 2017, a holder of Series B Preferred Stock converted 3,333 shares of the Company’s Series B Preferred Stock into an aggregate of 1,428,429 shares of the Company’s common stock. The shares of common stock issued included 476,143 shares issued upon conversion of the 3,333 shares of Series B Preferred Stock at $1.05 per share and 952,286 shares as a one-time make good issuance as per the Certificate of Designation of Series B Preferred Stock and agreement between the Company and the holder.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Make Good Issuances

In connection with certain one-time make good agreements, between September 29, 2017 and October 2, 2017, the Company issued an aggregate of 883,319 shares of its common stock to certain holders of its common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

October 5, 2017	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer

3